Exhibit 99.1

300 River Place Suite 4950 Detroit, MI 48207 www.uahc.com
FOR IMMEDIATE RELEASE
United American Healthcare Corporation Announces Increase in
Board Size and New Director Nominees
DETROIT — Sept. 1, 2010 — United American Healthcare Corporation (OTCQB: UAHC) today announced that the Company has increased the size of its Board from seven directors to ten effective with the elections to be held at the Company’s upcoming annual meeting of shareholders on Sept. 30, 2010.
“UAHC is now in an intensive mode of integrating our acquisition of Pulse Systems and growing our combined business for the long term, said William C. Brooks, President and CEO of United American Healthcare. “To support these efforts the Board and management team determined that a change to our Board was necessary, and that this change should be accomplished in a responsible manner. We believe the best way to accomplish our strategic goals is through the leadership of a Board that includes significant public company management experience in the healthcare arena and the continuity of governance provided by our current Board members, while adding deep expertise in the medical device industry. The expansion of UAHC’s Board to ten members will enable us to achieve the right balance of relevant industry experience and continuity as we execute our plan for building shareholder value.”
With the expansion of the Board, shareholders will be asked to vote for nine directors at the upcoming shareholders’ meeting, including two directors for terms expiring at the 2011 annual shareholders’ meeting, three directors for terms expiring at the 2012 annual shareholders’ meeting and four directors for terms expiring at the 2013 annual shareholders’ meeting. For the upcoming annual meeting, UAHC’s Board and management team have nominated five incumbent nominees and four new nominees.
The incumbent nominees include: Tom A. Goss, Darrell W. Francis, Emmett S. Moten, Jr., Richard M. Brown, D.O. and Ronald E. Hall, Sr. The new nominees include: Grayson Beck, a professional investor, a 16-year veteran of the medical device industry, and co-founder and former executive officer of Pulse Systems Corporation, the predecessor to Pulse Systems, LLC; Herbert J. Bellucci, President and CEO of Pulse Systems, LLC, who has more than 25 years of experience in the medical device industry; William C. Brooks, President and CEO of UAHC and former director of several publicly traded companies; and John M. Fife, a professional investor who has extensive experience in acquisitions, capital markets and finance.
Advance Notice Deadline for Director Nominations for Newly Established Board Openings
In accordance with UAHC’s bylaws, for director nominations for the newly established board openings, which consist of two directors for terms expiring at the 2011 Annual Meeting of Shareholders and one director for a term expiring at the 2013 Annual Meeting of Shareholders, to be brought before the upcoming Annual Meeting of Shareholders, written notice must be delivered no later than the close of business on Sept. 13, 2010 to the Secretary, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207. Such notices must also comply with the requirements of UAHC’s bylaws and other applicable law, and may not be presented at the Annual Meeting otherwise.
About United American Healthcare Corporation
United American Healthcare Corporation (UAHC) is a provider of contract manufacturing services to the medical device industry, following its June 2010 acquisition of Pulse Systems, LLC, a leading provider to the medical device industry since 1998. UAHC has been a healthcare management company since 1985. For more information, please visit the Company’s web site at www.uahc.com.
Forward-looking statements by United American Healthcare Corporation, including those in this announcement, involve known and unknown risks, which may cause actual results and corporate developments to differ materially from those expected. Factors that could cause results and developments to differ materially from expectations include, without limitation, the ongoing impact of the U.S. recession, the termination of the TennCare contract, the wind down of our CMS Medicare business, the integration of the recent acquisition of Pulse Systems, LLC, the ongoing impact of the global credit and financial crisis and other changes in general economic conditions, the effects of state and federal regulations, the effects of any future acquisitions, and other risks described from time to time in each of United American Healthcare’s SEC reports, including quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K.
In connection with the UAHC’s Annual Meeting of Shareholders, UAHC has filed a definitive proxy statement with the Securities and Exchange Commission. UAHC will revise such definitive proxy statement in connection with the updated Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE REVISED DEFINITIVE PROXY STATEMENT (WHEN AVAILABLE) BECAUSE IT CONTAINS IMPORTANT INFORMATION. Shareholders may obtain a free copy of the revised definitive proxy statement (when available) and other documents filed by UAHC at the Securities and Exchange Commission’s website at http://www.sec.gov. The revised definitive proxy statement (when available) and such other documents may also be obtained free of charge by directing a request to Investor Relations, United American Healthcare Corporation, 300 River Place Suite 4950, Detroit, Michigan, 48207, telephone: (313) 393-4571, or on UAHC’s website at www.uahc.com.
UAHC, its directors, executive officers and certain other members of its management and employees and other third parties, may be deemed to be participants in the solicitation of proxies from UAHC’s shareholders in connection with the Annual Meeting of Shareholders. Information concerning all of UAHC’s participants in the solicitation is included in the definitive proxy statement and will be included in the revised definitive proxy statement relating to the Annual Meeting of Shareholders when it becomes available.
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Contacts:
Company	Investor Relations
Bill Dennis, CFO and Treasurer	Jeff Tryka, CFA
United American Healthcare Corporation	Lambert, Edwards & Associates
313-393-4571	616-233-0500
investor_relations@uahc.com	jtryka@lambert-edwards.com